Exhibit 99.1

Investor Contact:	Teri Miller
(954) 308-8216
terilmiller@spherion.com

Media Contact:	Kip Havel
(800) 422-3819
kiphavel@spherion.com
FOR IMMEDIATE RELEASE
Spherion Appoints William J. Grubbs as Chief Marketing
and Corporate Development Officer
FORT LAUDERDALE, Fla., Nov. 2, 2005 — Spherion Corporation (NYSE: SFN) today announced that it has appointed William J. Grubbs as chief marketing and corporate development officer. Grubbs will oversee Spherion’s marketing and positioning strategy and the development and implementation of the Company’s acquisition strategy. He will report directly to Spherion® President and Chief Executive Officer, Roy Krause.
“Profitable revenue growth continues to be Spherion’s highest priority and Bill’s successful track record in our industry adds significant depth to our senior management team,” Krause said. “Bill will be a critical player in making sure that the market recognizes the unique value that Spherion offers through the ability of our associates to efficiently deliver superior service to our candidates and clients.”
Grubbs added, “Spherion’s reputation for excellent candidate and client service and its integrated technology platform have established it as a standout leader in the North American staffing market. I look forward to contributing to Spherion’s growth by ensuring that clients and prospects understand the Company’s value proposition and that we continue to provide the right solutions to meet the evolving needs of our clients.”
With more than 20 years of experience in the recruiting industry, Grubbs has held a variety of senior executive positions in both the United States and United Kingdom. Most recently, Grubbs served as chief operating officer of Spring Group, a staffing and recruiting company based in the United Kingdom. In addition, he spent four years as chief executive officer of Spring Technology Staffing Services, a business unit of Spring Group, and also served as president and chief executive officer of TRS Staffing Solutions, an independent business unit of Fluor Corporation located in Boston, Mass.
Grubbs received a bachelor’s degree in computer science from the University of New Hampshire.

About Spherion
Spherion Corporation is a leader in the staffing industry in North America, providing value-added staffing, recruiting and workforce solutions. Spherion has helped companies improve their bottom line by efficiently planning, acquiring and optimizing talent since 1946. To learn more, visit www.spherion.com.
This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. Factors that could cause future results to differ from current expectations include risks associated with: Competition — our business operates in highly competitive markets with low barriers to entry; Economic conditions — a significant economic downturn could result in our clients using fewer temporary employees or the loss or bankruptcy of a significant client could materially adversely affect our business results; Technology investments - our investment in technology initiatives may not yield their intended results; Debt compliance - failure to meet certain covenant requirements under our credit facility could impact part or all of our availability to borrow; Disposition of businesses — the disposition of businesses previously sold, or in the process of being sold, may create future liabilities related to contract indemnifications; Termination provisions — certain contracts contain termination provisions and pricing risks; Tax filings — regulatory challenges to our tax filing positions could result in additional taxes; Corporate strategy — we may not achieve the intended effect of our business strategy; Litigation — we are a defendant in a variety of litigation and other actions from time to time and we may be exposed to employment-related claims and costs; Other — business risks associated with international operations could make those operations more costly; government regulation may increase our costs; failure or inability to perform under customer contracts could result in damage to our reputation and give rise to legal claims; our business is dependent upon the availability of qualified personnel; and managing or integrating any future acquisitions may strain our resources. These and additional factors discussed in this release and in Spherion’s filings with the Securities and Exchange Commission could cause the Company’s actual results to differ materially from any projections contained in this release.